Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 964-8389 fax: (617) 969-5730

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Director of Investor Relations, or
Carlynn Finn, Manager of Investor Relations
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2009 First Quarter Results

Newton, MA (May 11, 2009).  Hospitality Properties Trust (NYSE: HPT) today announced its operating results for the quarter ended March 31, 2009.

Results for the Quarter Ended March 31, 2009:

HPT’s net income available for common shareholders for the quarter ended March 31, 2009 compared to the same period in 2008 were as follows:

	Quarter Ended March 31,
	2009	2008
	(in thousands, except per share data)

Net income available for common shareholders	$53,613	$45,929
Net income available for common shareholders per share	$0.57	$0.49
Weighted average common shares outstanding	93,992	93,893

The results for the quarter ended March 31, 2009 include a gain on extinguishment of debt of $26.6 million, or $0.28 per share, relating to HPT’s repurchase of $121.3 million face amount of its 3.8% convertible senior notes for $87.5 million.  The gain on extinguishment of debt is net of unamortized issuance costs and the discount resulting from the adoption, effective January 1, 2009, of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1.

Both the 2009 and 2008 periods have been adjusted to reflect the application of FSP 14-1 retrospectively and include non-cash interest expense of $2.3 million, or $0.02 per share, and $2.4 million, or $0.03 per share, respectively.

During the 2009 period, TravelCenters of America LLC (NYSE Amex: TA), or TA, exercised in full its option to defer up to $5 million of rent per month under the previously announced rent deferral agreement, which resulted in a $15 million, or $0.16 per share, reduction in net income available for common shareholders.  The results for the quarter ended March 31, 2009 also reflect the non-accrual of $2.8 million, or $0.03 per share, of straight line rent under HPT’s lease with TA for 145 travel centers.

HPT’s funds from operations, or FFO, for the quarter ended March 31, 2009 compared to the same period in 2008 were as follows:

	Quarter Ended March 31,
	2009	2008
	(in thousands, except per share data)

Funds from operations (FFO)	$89,581	$108,547
FFO per share	$0.95	$1.16
Weighted average common shares outstanding	93,992	93,893

FFO for the quarter ended March 31, 2009 excludes the $26.6 million gain on extinguishment of debt and was affected by TA’s deferral of rent and the non-accrual of straight line rent discussed above.  Both the 2009 and 2008 periods include the non-cash interest expense resulting from the adoption of FSP 14-1 discussed above.

See page 5 for a reconciliation of FFO to net income available to common shareholders.

Hotel Portfolio Performance:

For the quarter ended March 31, 2009 compared to the same period last year, HPT’s hotels produced revenue per available room, or RevPAR, average daily rate, or ADR, and occupancy as follows:

	Quarter Ended March 31,
	2009	2008	Change

RevPAR	$61.35	$76.73	-20.0%
ADR	$102.42	$112.34	-8.8%
Occupancy	59.9%	68.3%	-8.4pts

During the quarter ended March 31, 2009, all payments due under HPT’s hotel leases and management contracts were paid when due or within cure periods permitted under these contracts, except the payment due on March 27, 2009 from Marriott International, Inc., or Marriott, for the contract that concerns Marriott’s management of 34 hotels (which HPT has historically referred to as its Marriott No. 3 contract) and requires minimum payment to HPT of approximately $44.2 million/year. Marriott’s payment to HPT under this management agreement was deficient in the amount of approximately $838,000. HPT sent Marriott a notice regarding this deficiency and Marriott failed to pay the deficiency amount within the applicable cure period.  On April 9, 2009, HPT applied $838,000 of the $36.2 million security deposit it had for this contract to cover the deficiency.

On April 24, 2009, HPT did not receive payments due under the Marriott No. 3 contract or under a lease for 19 hotels from HPT to Barcelo Crestline Corporation, or Crestline (which HPT has historically referred to as its Marriott No. 4 contract).  The hotels leased to Crestline are managed by Marriott and the minimum payments due HPT are approximately $28.5 million/year.  HPT held a $28.5 million security deposit for this contract.  HPT sent Marriott and Crestline default notices under these contracts and both Marriott and Crestline failed to pay their deficiency amounts within the applicable cure periods. On May 7, 2009, HPT applied $3.4 million and $2.2 million against the security deposits it holds for the Marriott and Crestline contracts, respectively, to cover the deficiencies. HPT is currently involved in discussions with Marriott concerning these defaults.  At this time, HPT expects that Marriott will pay HPT the net cash flows from operations of the hotels included in the defaulted contracts and that these payments may constitute a large majority of the minimum payments due HPT under the defaulted contracts during 2009.  Moreover, HPT believes the security deposits it holds from Marriott and from Crestline for these contracts are in amounts which exceed the 2009 shortfall of the payments it expects to receive compared to the minimum payments due to HPT under these contracts. Other than applying the security deposits to pay the differences between the net cash flows received from operations of these hotels and the contractual minimum payments, HPT has not yet determined what additional action, if any, it may take as a result of these defaults.

As of May 11, 2009, all other payments due to HPT from its hotel managers and tenants under its operating agreements are current.

Financing Activities:

During the first quarter of 2009, HPT repurchased $121.3 million face amount of its 3.8% convertible senior notes at a total cost of $87.5 million, excluding accrued interest, using borrowings under its revolving credit facility.

In April and May of 2009, HPT repurchased an aggregate of $57.2 million original principal amount of various issues of its senior notes for approximately $45.2 million, excluding accrued interest.  HPT expects to record a gain of approximately $11.7 million, net of unamortized discount and deferred financing costs, on the early extinguishment of this debt in the second quarter of 2009.  HPT funded these purchases using borrowings under its revolving credit facility.

Common Dividend:

On April 8, 2009, HPT announced that as a result of current conditions in the capital markets, it had suspended its regular quarterly common dividend for the remainder of 2009.  HPT currently expects that it will recognize substantial net income for financial reporting purposes in 2009, and expects that its dividends to common shareholders in 2009 will be at least equal to the minimum amounts required in order for HPT to remain a real estate investment trust for federal tax purposes. During the fourth quarter of 2009, HPT expects to re-evaluate capital market conditions and its own earnings in order to determine what amount of common share dividends will be paid in 2009.  At that time, HPT will also determine if its common dividend will be paid in cash or a combination of cash and common shares.

Conference Call:

On Tuesday, May 12, 2009, at 11:00 a.m. Eastern Time, John Murray, President, and Mark Kleifges, Chief Financial Officer, will host a conference call to discuss the results for the quarter ended March 31, 2009.

The conference call telephone number is (800) 289-0529.  Participants calling from outside the United States and Canada should dial (913) 312-1270.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Tuesday, May 19, 2009.  To hear the replay, dial (719) 457-0820.  The replay pass code is 4280642.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s web site, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HPT’s web site for about one week after the call.

Supplemental Data:

A copy of HPT’s First Quarter 2009 Supplemental Operating and Financial Data is available for download at HPT’s web site, www.hptreit.com.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns 289 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. HPT is headquartered in Newton, Massachusetts.

Hospitality Properties Trust

CONSOLIDATED STATEMENT OF INCOME AND FUNDS FROM OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Quarter Ended March 31,
	2009	2008
Revenues:
Hotel operating revenues (1)	$175,701	$222,440
Rental income (1)(2)	73,791	89,956
FF&E reserve income (3)	4,803	6,183
Interest income	48	600
Total revenues	254,343	319,179

Expenses:
Hotel operating expenses (1)	111,454	156,376
Interest (including amortization of deferred financing costs and debt discounts of $3,357 and $3,397, respectively) (4)	36,541	39,926
Depreciation and amortization	61,848	58,251
General and administrative	9,599	11,444
Total expenses	219,442	265,997

Income before gain on early extinguishment of debt, gain on sale of real estate and income taxes	34,901	53,182
Gain on extinguishment of debt (5)	26,555	—
Gain on sale of real estate, net (6)	—	645
Income before income taxes	61,456	53,827
Income tax expense	(373)	(428)

Net income	61,083	53,399
Preferred distributions	(7,470)	(7,470)
Net income available for common shareholders	$53,613	$45,929

Calculation of FFO (7):
Net income available for common shareholders	$53,613	$45,929
Add: Depreciation and amortization	61,848	58,251
Deferred percentage rent (8)	675	1,552
Deferred additional returns (9)	—	3,460
Less: Gain on extinguishment of debt (5)	(26,555)	—
Gain on sale of real estate (6)	—	(645)
Funds from operations (“FFO”)	$89,581	$108,547

Weighted average common shares outstanding	93,992	93,893

Per common share amounts:
Net income available for common shareholders	$0.57	$0.49
FFO (7)	$0.95	$1.16

See Notes on page 7

Hospitality Properties Trust

CONSOLIDATED BALANCE SHEET

(dollars in thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2009	2008
ASSETS

Real estate properties, at cost:
Land	$1,392,591	$1,392,614
Buildings, improvements and equipment	5,033,509	5,015,270
	6,426,100	6,407,884
Accumulated depreciation	(1,112,431)	(1,060,203)
	5,313,669	5,347,681

Cash and cash equivalents	11,796	22,450
Restricted cash (FF&E reserve escrow)	25,014	32,026
Other assets, net	204,455	170,580
	$5,554,934	$5,572,737

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$546,000	$396,000
Senior notes, net of discounts	1,693,972	1,693,730
Convertible senior notes, net of discounts (4)	432,274	545,772
Mortgage payable	3,537	3,558
Security deposits	169,402	169,406
Accounts payable and other liabilities	93,149	128,078
Due to affiliate	2,925	3,012
Dividends payable	4,754	4,754
Total liabilities	2,946,013	2,944,310

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulative redeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest, $0.01 par value; 150,000,000 shares authorized; 93,992,635 and 93,991,635 shares issued and outstanding, respectively	940	940
Additional paid-in capital (4)	3,093,691	3,093,827
Accumulated other comprehensive loss	(1,120)	(511)
Cumulative net income	1,888,904	1,827,821
Cumulative preferred distributions	(131,111)	(123,641)
Cumulative common distributions	(2,632,522)	(2,560,148)
Total shareholders’ equity	2,608,921	2,628,427
	$5,554,934	$5,572,737
See Notes on page 7

(1)          At March 31, 2009, each of our 289 hotels are included in one of eleven operating agreements of which 197 are leased to one of our our taxable REIT subsidiaries and managed by independent hotel operating companies and 92 are leased to third parties. Our 185 travel centers are leased under two agreements. Our consolidated statement of income includes hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers.

(2)          During the three months ended March 31, 2009, TravelCenters of America LLC, or TA, elected to defer $15,000, or $0.16 per share, of rent under the previously announced rent deferral agreement.  We have not recognized the deferred rent as revenue due to uncertainties regarding its payment by TA in the future.

(3)          Various percentages of total sales at most of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  We own all the FF&E escrows for our hotels.  We report deposits by our third party tenants into the escrow accounts as FF&E reserve income.  We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(4)          During the first quarter of 2009, we adopted FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1.  FSP 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate.  Our 3.8% convertible senior notes are within the scope of FSP 14-1.  Our financial statements for all periods presented have been adjusted to reflect the application of this standard retrospectively.  The implementation of this standard resulted in non-cash interest expense for the three months ended March 31, 2009 and 2008 of $2,438, or $.02 per share, and $2,357, or $0.03 per share, respectively.  The unamortized note discount was $21,396 and $29,228 at March 31, 2009 and December 31, 2008, respectively, and the equity component was $43,622 and $43,770 at March 31, 2009 and December 31, 2008, respectively.

(5)          During the first quarter of 2009, we recorded a $26,555, or $0.28 per share, gain on the extinguishment of debt relating to the repurchase of our 3.8% convertible senior notes, net of unamortized issuance costs and the discount resulting from the adoption of FSP 14-1 (see note 4).

(6)          During the first quarter of 2008, we sold our Park Plaza hotel in North Phoenix, Arizona for $8,000 and recognized a gain on sale of $645.

(7)          We compute FFO as shown. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we include acquisition costs, if any, deferred percentage rent (see Note 8) and deferred additional returns (see Note 9) and exclude gain on early extinguishment of debt (see Note 5).  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flows from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, it may facilitate comparison of operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is among the important factors considered by our board of trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance.

(8)          In calculating net income we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(9)          Our share of the operating results of our managed hotels in excess of the minimum returns due to us, or additional returns, are generally determined based upon annual calculations. In calculating net income, we recognize additional returns in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this income until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S CURRENT BELIEFS AND EXPECTATIONS.  HOWEVER, THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS, SOME OF WHICH ARE BEYOND HPT’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE REFERS TO A RENT DEFERRAL AGREEMENT WHICH HPT HAS ENTERED WITH TA.  THE DESCRIPTION OF THIS ARRANGEMENT AS A DEFERRAL AGREEMENT MAY IMPLY THAT RENT AMOUNTS WHICH ARE NOT PAID WILL BE LATER PAID.  IN FACT, TA HAS A SHORT HISTORY OF OPERATIONS AND TA HAS NOT PRODUCED CONSISTENT OPERATING PROFITS.  IF THE CURRENT GENERAL U.S. RECESSION CONTINUES FOR AN EXTENDED PERIOD OR WORSENS, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY THE DEFERRED RENTS DUE HPT.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS THAT MARRIOTT WILL PAY HPT THE NET CASH FLOWS FROM OPERATIONS OF THE HOTELS INCLUDED IN THE DEFAULTED CONTRACTS.  THIS EXPECTATION IS BASED UPON STATEMENTS MADE BY MARRIOTT TO HPT.  HOWEVER, MARRIOTT MAY BECOME UNABLE TO MAKE SUCH PAYMENTS IF ITS OWN FINANCIAL CONDITION DETERIORATES OR MARRIOTT MAY REFUSE TO MAKE THESE PAYMENTS FOR SOME OTHER REASON.  HPT HAS CERTAIN CONTRACTUAL RIGHTS TO RECEIVE THESE PAYMENTS BUT COMPANIES WHICH HAVE DEFAULTED PAYMENT OBLIGATIONS OFTEN REFUSE TO MAKE ANY PAYMENTS, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS EXCEPT BASED UPON MARRIOTT’S RECENT STATEMENTS.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS THAT THE NET CASH FLOWS FROM OPERATIONS OF THE HOTELS INCLUDED IN THE DEFAULTED CONTRACTS MAY CONSTITUTE A LARGE MAJORITY OF THE MINIMUM PAYMENTS DUE HPT UNDER THE DEFAULTED CONTRACTS DURING 2009.  THIS EXPECTATION IS BASED UPON CASH FLOW PROJECTIONS PREPARED BY MARRIOTT AND REVIEWED BY HPT.  BOTH MARRIOTT’S AND HPT’S HISTORICAL PROJECTIONS OF HOTEL CASH FLOWS HAVE OFTEN BEEN PROVED INACCURATE.  IF THE CURRENT ECONOMIC RECESSION IN THE U.S. CONTINUES TO WORSEN, IF THE TRAVEL INDUSTRY SUFFERS A SERIOUS DECLINE BECAUSE OF SWINE FLU CONCERNS OR FOR OTHER REASONS, THE ACTUAL CASH FLOWS FROM THESE HOTELS MAY BE LESS THAN THE AMOUNTS PROJECTED AND MAY BE LOWER BY A MATERIAL AMOUNT.

•                  THIS PRESS RELEASE STATES THAT HPT IS HOLDING AND HAS APPLIED OR MAY APPLY SECURITY DEPOSITS TO COVER THE SHORTFALL OF THE PAYMENTS IT HAS RECEIVED OR EXPECTS TO RECEIVE UNDER THE DEFAULTED CONTRACTS COMPARED TO THE MINIMUM PAYMENTS DUE HPT

UNDER THESE CONTRACTS.  THE SECURITY DEPOSITS WHICH HPT IS HOLDING ARE IN FIXED AMOUNTS:  APPROXIMATELY $36.2 MILLION FOR THE MARRIOTT NO. 3 CONTRACT AND APPROXIMATELY $28.5 MILLION FOR THE MARRIOTT NO. 4 CONTRACT PRIOR TO APPLICATION OF ANY PAYMENT SHORTFALLS.  AS DISCUSSED ABOVE, THERE CAN BE NO ASSURANCE REGARDING THE AMOUNTS OF PAYMENTS HPT MAY RECEIVE UNDER THE DEFAULTED CONTRACTS AND THE SHORTFALLS MAY EXCEED THE AMOUNTS OF THE SECURITY DEPOSITS HPT HOLDS.  MOREOVER, THESE SECURITY DEPOSITS ARE NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, WHEN HPT APPLIES THESE SECURITY DEPOSITS TO COVER MINIMUM PAYMENTS DUE IT WILL RECORD INCOME BUT IT WILL NOT RECEIVE CASH FLOW.

•                  THIS PRESS RELEASE STATES THAT HPT HAS SUSPENDED ITS REGULAR QUARTERLY DISTRIBUTIONS TO COMMON SHAREHOLDERS FOR THE REMAINDER OF 2009.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT HPT WILL RESUME ITS REGULAR QUARTERLY DISTRIBUTIONS AFTER 2009.  IN FACT, HPT MAY NOT RESUME PAYING REGULAR QUARTERLY DISTRIBUTIONS AFTER 2009.  CAPITAL MARKET CONDITIONS MAY NOT IMPROVE OR HPT’S OWN FINANCIAL CIRCUMSTANCES MAY CHANGE SO THAT HPT BECOMES UNABLE OR UNWILLING TO RESUME REGULAR QUARTERLY DISTRIBUTIONS TO COMMON SHAREHOLDERS.  ALSO, HPT’S HISTORICAL RATE OF COMMON SHARE DISTRIBUTIONS MAY BE CHANGED BECAUSE OF CHANGES IN HPT’S EARNINGS OR OTHER CIRCUMSTANCES.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS THAT IT WILL REALIZE SUBSTANTIAL INCOME FOR FINANCIAL REPORTING PURPOSES AND THAT HPT’S DISTRIBUTIONS TO ITS COMMON SHAREHOLDERS IN 2009 WILL BE AT LEAST EQUAL TO THE MINIMUM AMOUNTS REQUIRED IN ORDER FOR HPT TO REMAIN A REIT FOR FEDERAL TAX PURPOSES.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT HPT WILL PAY

SUBSTANTIAL DISTRIBUTIONS TO COMMON SHAREHOLDERS IN 2009. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S ASSUMPTIONS ABOUT CONTINUING PAYMENTS FROM HPT’S TENANTS AND MANAGERS. AS EXPLAINED BELOW, THESE ASSUMPTIONS MAY PROVE INACCURATE; AND HPT’S TENANTS AND MANAGERS MAY NOT PAY ALL OF THE AMOUNTS DUE TO HPT. MOREOVER, APPLICABLE TAX LAWS MAY PERMIT HPT TO REMAIN A REIT AND PAY DISTRIBUTIONS LESS THAN IT HAS HISTORICALLY PAID OR EVEN LESS THAN ITS 2009 INCOME FOR FINANCIAL REPORTING PURPOSES.  RECENT INTERNAL REVENUE SERVICE ACTIONS, SUCH AS THE DEFERRAL OF GAINS ARISING FROM THE EXTINGUISHMENT OF DEBT, AND SUCH AS THE ANNOUNCEMENT WHICH PERMITS REIT QUALIFYING DIVIDENDS TO BE PAID UP TO 90% IN SHARES, MAY PERMIT REITS LIKE HPT TO RETAIN THEIR REIT TAX STATUS WITHOUT PAYING SUBSTANTIAL CASH DISTRIBUTIONS.  MOREOVER, THE AMOUNT OF 2009 DISTRIBUTIONS WHICH HPT MAY BE REQUIRED TO PAY IN ORDER TO RETAIN ITS REIT TAX STATUS IS CONSIDERABLY LESS THAN THE TOTAL OF ITS HISTORICAL RATE OF QUARTERLY DISTRIBUTIONS FOR THE REMAINDER OF 2009 WOULD HAVE BEEN.  FOR THESE REASONS AND OTHERS, HPT DOES NOT INTEND TO PROVIDE ANY ASSURANCE REGARDING THE AMOUNT OF ANY FURTHER DISTRIBUTIONS WHICH HPT MAY PAY TO ITS COMMON SHAREHOLDERS IN 2009, IF ANY.

•                  THIS PRESS RELEASE STATES THAT DURING THE FOURTH QUARTER OF 2009 HPT WILL RE-EVALUATE CAPITAL MARKET CONDITIONS AND ITS OWN EARNINGS AND OTHER CIRCUMSTANCES, DETERMINE THE AMOUNT OF ITS 2009 COMMON SHARE DISTRIBUTIONS AND THEN CONSIDER AND ANNOUNCE WHETHER IT WILL PAY DISTRIBUTIONS IN CASH OR IF IT WILL PAY UP TO 90% OF ANY DISTRIBUTIONS IN ITS SHARES.  CAPITAL MARKET CONDITIONS ARE BEYOND HPT’S CONTROL.  AS NOTED ABOVE, SOME OR ALL OF HPT’S TENANTS AND MANAGERS MAY BE UNABLE OR UNWILLING TO CONTINUE PAYING

SOME OR ALL OF THE AMOUNTS DUE TO HPT DURING 2009.  ACCORDINGLY, DESPITE THE IMPLICATIONS IN THIS PRESS RELEASE THAT HPT WILL PAY SUBSTANTIAL DISTRIBUTIONS TO COMMON SHAREHOLDERS DURING THE FOURTH QUARTER OF 2009, THERE CAN BE NO ASSURANCE THAT, IN FACT, ANY DISTRIBUTIONS WILL BE PAID TO COMMON SHAREHOLDERS, OR THAT THE AMOUNT WILL BE PAID IN CASH.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

(end)